                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                             Fiscal Period Ended             % of Total
                           ----------------------      ----------------------
                           Sept. 26,    Sept. 27,      Sept. 26,    Sept. 27,
                              1997         1996           1997         1996
                           ---------    ---------      ---------    ---------
SECOND QUARTER

Global commercial:
  U.S. commercial          $  679.8     $  524.1          43%          39%
  Europe                      408.9        347.4          26           25
  International               102.8         91.6           7            7
                           ---------    ---------      ---------    ---------
          Total             1,191.5        963.1          76           71

U.S. federal government:
  Department of Defense       253.2        253.4          16           19
  NASA                         80.7         75.1           5            5
  Civil agencies               53.4         63.7           3            5
                           ---------    ---------      ---------    ---------
          Total               387.3        392.2          24           29
                           ---------    ---------      ---------    ---------
Total revenues             $1,578.8     $1,355.3         100%         100%
                           ---------    ---------      ---------    ---------


SIX MONTHS

Global commercial:
  U.S. commercial          $1,284.6     $  999.5          42%          37%
  Europe                      789.6        647.7          26           24
  International               202.5        174.1           6            7
                           ---------    ---------      ---------    ---------
          Total             2,276.7      1,821.3          74           68

U.S. federal government:
  Department of Defense       521.0        550.4          17           21
  NASA                        156.6        150.6           5            6
  Civil agencies              113.3        136.8           4            5
                           ---------    ---------      ---------    ---------
          Total               790.9        837.8          26           32
                           ---------    ---------      ---------    ---------
Total revenues             $3,067.6     $2,659.1         100%         100%
                           =========    =========      =========    =========


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